EXHIBIT 10.3
                                                              ------------

                          LOAN AGREEMENT


      LOAN AGREEMENT dated July 1, 2005 (together with any amendments or modifications hereto in effect from time to time, the "Agreement"), between HUDSON UNITED BANK, a New Jersey state chartered commercial bank (the "Bank") and TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. a Delaware corporation (the "Borrower").

      Bank has agreed to make a term loan (the "Loan") to Borrower in the amount of ONE MILLION TWO HUNDRED THOUSAND AND
00/100 DOLLARS ($1,200,000.00). The Loan shall be repaid on the terms set forth in the Term Loan Note of even date herewith from Borrower to Bank (the "Note").

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Bank and Borrower agree as follows:

      1.    DEFINITIONS.
            ------------

            1.1 "COMMITMENT LETTER" means the commitment letter dated June 6, 2005 pursuant to which Bank committed to make the Loan to Borrower.

            1.2  "GUARANTOR" or "GUARANTORS" means Beck
Evaluation & Testing Associates, Inc. and Assessment and
Evaluation Concepts Inc.

            1.3 "LIABILITIES" means, collectively: (i) the repayment of all sums due under the Note (and all extensions, renewals, replacements, substitutions, amendments and modifications thereof) and the other Loan Documents; (ii) the performance of all terms, conditions and covenants set forth in the Loan Documents; and (iii) all obligations and indebtedness of every kind and description of Borrower to Bank, whether primary or secondary, absolute or contingent, direct or indirect, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law or otherwise, or now or hereafter existing, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limitation, principal, interest, fees, late charges and expenses, including attorneys' fees and/or allocated fees of Bank's in-house legal counsel.

            1.4 "LOAN DOCUMENTS" means, collectively, this Agreement, the Note and any other guaranty, document, certificate or instrument executed by Borrower, Guarantor or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof.

            Capitalized terms used herein shall have the meaning assigned to them herein and those not defined herein shall have the meanings assigned to them in the other Loan Documents.

      2.    THE LOAN.
            ---------

            2.1  TERM OF THE LOAN.  Bank agrees to make the Loan
                 -----------------
to Borrower on the terms set forth in the Note from the date hereof until July 1, 2011 (the "Maturity Date").

            2.2  ADVANCE SCHEDULE.  At the closing of the Loan,
                 -----------------
the sum of $1,200,000.00 shall be made available to the Borrower to assist in the acquisition of Achievement Data, Inc.

            2.3  INCORPORATION.  All of the Loan Documents are
                 --------------
hereby made a part of this Agreement to the extent and with the same effect as if fully set forth herein.

      3.    CONDITIONS PRECEDENT.  Bank's obligations hereunder
            ---------------------
are conditioned upon the satisfaction of each of the following conditions precedent:

            3.1 Borrower shall have delivered or caused to be delivered to Bank each of the Loan Documents, in form and substance satisfactory to Bank, duly executed by Borrower;

            3.2 Borrower shall have delivered or caused to be delivered to Bank each of the other documents, certificates and instruments required by the Commitment Letter within the applicable time periods specified therein, each in form and substance satisfactory to Bank; and

            3.3 Each of the other conditions applicable to the Loan contained in the Commitment Letter shall have been satisfied.

      4.    REPRESENTATIONS AND WARRANTIES.  Borrower represents
            -------------------------------
and warrants as of the date hereof and, unless otherwise indicated, at all times hereafter until the Liabilities are fully paid and performed, as follows:

            4.1  ORGANIZATION, POWERS.  Borrower (i) is (a) an
                 ---------------------
adult individual and is sui juris, or (b) a corporation, general partnership, limited partnership, limited liability partnership or limited liability company (as indicated below), duly organized, validly existing and in good standing under the laws of the state of its organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such authorization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform all of its obligations under each Loan Document to which it is a party.

            4.2  EXECUTION OF LOAN DOCUMENTS.  Each of the Loan
                 ----------------------------
Documents to which Borrower is a party have been duly executed and delivered by Borrower. Execution, delivery and performance of each of the Loan Documents to which Borrower is a party will not: (i) violate any of its organizational documents, provision of law, order of any court, agency or instrumentality of government, or any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and
(iii) require any authorization, consent, approval, license, exemption of, or filing (except for filing with the Securities and Exchange Commission) or registration with, any court, governmental or other authority.

            4.3  OBLIGATIONS OF BORROWER.  Each of the Loan
                 ------------------------
Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally. Borrower is obtaining the Loan for commercial purposes.

            4.4  LITIGATION; COMPLIANCE WITH LAWS.  There is no
                 ---------------------------------
action, suit, or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its properties or rights which, if adversely determined, would materially impair or affect:
(i) the value of any collateral securing the Liabilities;
(ii) Borrower's right to carry on its business substantially as now conducted (and as now contemplated); (iii) its financial condition; or (iv) its capacity to consummate and perform its obligations under the Loan Documents to which Borrower is a party. Borrower is in compliance with all laws, ordinances, rules, regulations and requirements which affect Borrower, its assets or the operation of its business, and is not in violation of or in default with respect to any order, writ, injunction, decree or demand of any court, governmental or other authority.

            4.5  PAYMENT OF TAXES.  Borrower has filed or caused
                 -----------------
to be filed all federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes or assessments have become due, except such that are contested in good faith by Borrower by appropriate proceedings and for which adequate reserves have been established. Borrower is not aware of any material unasserted claims for prior taxes against it for which adequate reserves satisfactory to Bank have not been established.

            4.6  NO DEFAULTS.  Borrower is not in default in the
                 ------------
performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein or in any material agreement or instrument to which it is a party or by which it or any of its properties is bound.

            4.7  FINANCIAL STATEMENTS.  All financial statements
                 ---------------------
delivered by Borrower to Bank, are true, correct and complete in all material respects, fairly represent Borrower's financial condition as of the date hereof and thereof, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect.

            4.8  NO MATERIAL ADVERSE CHANGE.  As of the date
                 ---------------------------
hereof, there has been no material adverse change in the financial condition, operations, affairs, prospects, or business of Borrower from the date of the most recent financial statements provided by Borrower to Bank.

            4.9  NO UNTRUE STATEMENTS.  No Loan Document or other
                 ---------------------
document, certificate or statement furnished to Bank by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. It is specifically understood by Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by Bank as an inducement to make the Loan to Borrower.

            4.10 TITLE TO PROPERTY.  Borrower has good and
                 ------------------
marketable title to all of its properties and assets listed in the most recent financial statements delivered to he Bank on or prior to the date hereof, except as otherwise expressly described in said financial statements, and except those properties and assets disposed of since the date of said financial statements in the ordinary course of business.

      5.    COVENANTS.
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            5.1  FINANCIAL COVENANTS.  For purposes of calculating
                 --------------------
all ratios within this Section 5.1, the annual certified financial statements of the Borrower shall be used each year, and the asset listed under "Other" as "Test passage bank and test development" shall be includable as an asset and not excludable as an intangible in all calculations

                 5.1.1  DEBT SERVICE COVERAGE.  The Borrower shall
                        ----------------------
exhibit annually to the Lender satisfactory evidence that Borrower meets "Debt Service Coverage" equal to or greater than 1.25x. "DEBT SERVICE COVERAGE" is defined as net income, interest, depreciation and amortization divided by current portion of long term debt and interest.

                 5.1.2  CURRENT RATIO.  The Borrower shall exhibit a
                        --------------
Current Ratio of 1.0:1 during the term of the Loan.
Current Ratio is defined as current assets divided by current liabilities.

                 5.1.3  DEBT TO EFFECTIVE TANGIBLE NET WORTH RATIO.
                        -------------------------------------------
The Borrower shall exhibit a Debt to Effective Tangible Net
Worth Ratio ("ETNW") of less than 1.0x during the term of the Loan. The Debt/ETNW is defined as total liabilities less subordinated debt divided by ETNW. ETNW is defined as total assets less intangible assets less due from affiliates, officers/shareholders less total liabilities plus subordinated debt.

            5.2  FINANCIAL STATEMENTS.
                 ---------------------

                 5.2.1 Borrower shall furnish to Bank the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied:

                 (a) Not later than one hundred twenty (120) days after the end of each fiscal year, annual financial statements for Borrower, which statements shall be prepared by a Certified Public Accountant reasonably acceptable to Bank and within thirty (30) days of filing, income tax returns for Borrower.

                 (b) Such other information respecting the operations of Borrower as Bank may from time to time reasonably request.

            5.3  TAXES AND OTHER CHARGES.  Borrower shall prepare
                 ------------------------
and timely file all federal, state and local tax returns required to be filed by Borrower and promptly pay and discharge all taxes, assessments, water and sewer rents, and other governmental charges, imposed upon Borrower or on any of Borrower's property when due, but in no event after interest or penalties commence to accrue thereon or become a lien upon such property, except for those taxes, assessments, water and sewer rents, and other governmental charges then being contested in good faith by Borrower by appropriate proceedings and for which Borrower has established on its books or by deposit of cash with Bank at the option of Bank, a reserve for the payment thereof in such amount as Bank may require, and so long as such contest:
(i) operates to prevent collection, stay any proceedings which may be instituted to enforce payment of such item, and prevent a sale of Borrower's property to pay such item; (ii) is maintained and prosecuted with due diligence; and (iii) shall not have been terminated or discontinued adversely to Borrower. Borrower shall submit to Bank, upon request, an affidavit signed by Borrower certifying that all federal, state and local income tax returns have been filed to date and all real property taxes, assessments and other governmental charges with respect to Borrower's properties have been paid to date.

            5.4  INDEMNIFICATION.
                 ----------------

                 5.4.1 Borrower hereby indemnifies and agrees to protect, defend and hold harmless Bank, any entity which "controls" Bank within the meaning of Section 15 of the Securities Act of 1933, as amended, or is under common control with Bank, and any member, officer, director, official, agent, employee or attorney of Bank, and their respective heirs, administrators, executors, successors and assigns (collectively, the "INDEMNIFIED PARTIES"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan
Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the Indemnified
Parties) including, without limitation: (i) losses, damages (including consequential damages), expenses or liabilities sustained by Bank in connection with any environmental inspection, monitoring, sampling or cleanup of any real property owned by Borrower required or mandated by any applicable environmental law; (iii) any untrue statement of a material fact contained in information submitted to Bank by the Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; and
(iv) the failure of Borrower to perform any obligations herein required to be performed by Borrower.

                 5.4.2 In case any action shall be brought against Bank or any other Indemnified Party in respect to which indemnity may be sought against the Borrower, Bank or such other Indemnified Party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. The failure of Bank to so notify the Borrower shall not relieve the Borrower of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to Bank or any of the other Indemnified
Parties. Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent
(unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless Bank from and against any loss or liability by reason of such settlement or judgment.

                 5.4.3 The provisions of this Section 5.4 shall survive the repayment or other satisfaction of the Liabilities.

            5.5  Borrower shall comply with each of the following:

                 5.5.1  Borrower shall maintain its primary
operating accounts at Bank.

                 5.5.2 Borrower shall not pledge, grant a security interest in, mortgage, assign, encumber or otherwise create a lien on any of its property (whether real or personal, tangible or intangible, and now owned or hereafter acquired) in favor of any person or entity other than Bank, except for those liens, security interests and encumbrances existing on the date hereof and previously disclosed in writing to and approved by Bank.

      6.    EVENTS OF DEFAULT AND REMEDIES.
            -------------------------------

            6.1  Each of the following shall constitute a default
(each, an "EVENT OF DEFAULT") hereunder:

                 6.1.1 Non-payment when due of any sum required to be paid to Bank under any of the Loan Documents, which non-payment continues for a period of fifteen (15) days;

                 6.1.2  A breach of the covenants contained in
Sections 5, hereof;

                 6.1.3  A breach by Borrower of any other term,
covenant, condition, obligation or agreement under this Agreement, and the continuance of such breach for a period of fifteen (15) days after written notice thereof shall have been given to Borrower;

                 6.1.4  Any representation or warranty made by
Borrower in this Agreement shall prove to be false, incorrect or misleading in any material respect as of the date when made; or

                 6.1.5 An Event of Default occurs under any of the other Loan Documents.

            6.2 If an Event of Default shall have occurred and be continuing, then Bank may exercise any one or more of the following rights and remedies, any other remedies provided for in the Loan Documents or any such other rights or remedies as may be provided by law or in equity, as Bank in its sole discretion, may deem necessary or appropriate: (a) terminate Bank's commitment to lend hereunder, (b) declare the principal of, and all interest then accrued on, the Loan and any other liabilities hereunder to be forthwith due and payable, and unless otherwise provided herein without demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, (c) reduce any claim to judgment, and/or
(d) without notice of default or demand, pursue any of Bank's rights and remedies under the Loan Documents, or otherwise provided, under or pursuant to any applicable law or agreement.

      7.    CONTINUING ENFORCEMENT OF AGREEMENT.  If, after
            ------------------------------------
receipt of any payment of all or any part of the Liabilities, Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Bank with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Agreement and the other Loan Documents and shall remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note or any other Loan Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Bank may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Bank shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

      8.    MISCELLANEOUS.
            --------------

            8.1  INTEGRATION.  This Agreement and the other Loan
                 ------------
Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

            8.2  ATTORNEYS' FEES AND EXPENSES.  If Bank retains
                 -----------------------------
the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Agreement, or for examination of matters subject to Bank's approval under the Loan Documents, all costs of suit and collection and all reasonable attorneys' fees (and/or allocated fees of Bank's in-house legal counsel) and such other reasonable expenses so incurred by Bank shall forthwith, on demand, become due and payable and shall be secured hereby.

            8.3  NO IMPLIED WAIVER.  Bank shall not be deemed to
                 ------------------
have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Bank, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

            8.4  PARTIAL INVALIDITY.  The invalidity or
                 -------------------
unenforceability of any one or more provisions of this Agreement shall not render any other provisions herein contained invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

            8.5  BINDING EFFECT.  The covenants, conditions,
                 ---------------
waivers, releases and agreements contained in this Agreement shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Agreement cannot be assigned by Borrower without the prior written consent of Bank, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Bank.

            8.6  MODIFICATIONS.  This Agreement may not be
                 --------------
supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            8.7  JURISDICTION.  Borrower hereby consents that any
                 -------------
action or proceeding against it may be commenced and maintained in any court within the State of New York or in the United
States District Court for the Southern District of New York by service of process on any such owner, partner and/or officer;
and Borrower agrees that the courts of the State of New York and the United States District Court for the Southern District of
New York shall have jurisdiction with respect to the subject matter hereof and the person of Borrower and all collateral securing the obligations of Borrower. Borrower agrees not to assert any defense to any proceeding initiated by Bank based upon improper venue or inconvenient forum. Borrower agrees that any action brought by Borrower shall be commenced and maintained only in a court in the federal judicial district or county in which Bank has its principal place of business in New York.

            8.8  NOTICES.  All notices and communications under
                 --------
this Agreement shall be in writing and shall be given by either
(a) hand-delivery, (b) first class mail (postage prepaid), or
(c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

            8.9  GOVERNING LAW.  This Agreement shall be governed
                 --------------
by and construed in accordance with the substantive laws of the State of New York, or the laws of any State in which the Loan was made or is repayable, or the laws of any State in which any collateral for the Loan is located, at the sole discretion of Bank.

            8.10 WAIVER OF JURY TRIAL.  THE BORROWER AND BANK
                 ---------------------
AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BANK OR BORROWER ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BANK AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITHOUT THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT Bank WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.


      IN WITNESS WHEREOF, the Borrower and Bank, intending to be legally bound, have duly executed and delivered this Loan
Agreement as of the day and year first above written.

                                      BORROWER:

                                      TOUCHSTONE APPLIED SCIENCE
                                      ASSOCIATES, INC.


                                      By:________________________
                                          Andrew L. Simon
                                          President

                                      Address:  4 Hardscrabble Heights
                                                Brewster, New York 10509

                                      BANK:

                                      HUDSON UNITED BANK


                                      By:_____________________________
                                          William F. Melcher
                                          Vice President

                                      Address:  703 Main Street
                                                Poughkeepsie, NY  12601
                                                Attn.:  Commercial Lending